Exhibit 99.4

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on February 24, 2009

GRAYSTONE FINANCIAL CORP.

112 Market Street

Harrisburg, Pennsylvania 17101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Janak Amin, and Jeffrey Renninger, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Graystone Financial Corp.’s (“Graystone”) common stock held of record by the undersigned on January 20, 2009, at the Special Meeting of the Shareholders to be held at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania on February 24, 2009, at 9:30 a.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Graystone.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated January 21, 2009, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of Graystone and vote in person.

1.             Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2008 by and between Tower Bancorp, Inc. (“Tower”) and Graystone which provides, among other things, for the merger of Graystone with and into Tower, and the conversion of each share of Graystone common stock immediately outstanding prior to the merger into 0.42 shares of Tower’s common stock, all as more fully described in the joint proxy statement/prospectus and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.             Proposal to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Graystone time to solicit additional votes in favor of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             To transact such other business as may properly come before the meeting.

The Board of Directors Recommends a Vote FOR each of the Proposals.

Please check box if you plan to attend the meeting.  ☐

Dated: , 2009
Signature of Shareholder

Signature of Shareholder

Number of shares Held of Record on
January 20, 2009

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

GRAYSTONE FINANCIAL CORP.

NOTICE TO PARTICIPANTS

IN THE GRAYSTONE FINANCIAL CORP.

EMPLOYEE STOCK OWNERSHIP PLAN (“THE PLAN”)

OF THE

SPECIAL MEETING OF GRAYSTONE FINANCIAL CORP.  SHAREHOLDERS

ON

FEBRUARY 24, 2009

Dear Plan Participant:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of GRAYSTONE FINANCIAL CORP. (the “Corporation”) will be held on Tuesday, February 24, 2008 at 9:30 a.m. (local time) at the West Shore Country Club, located at 100 Brentwater Drive, Camp Hill, Pennsylvania, for the purposes set forth in the enclosed Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, including to approve and adopt the Agreement and Plan of Merger dated November 12, 2008 by and between Tower Bancorp, Inc. (“Tower”) and the Corporation, providing for the merger of the Corporation with and into Tower and the conversion of each share of Corporation common stock into 0.42 shares of Tower common stock.

Each Participant in the Plan who has shares of common stock of the Corporation allocated to his or her Plan account at the close of business on January 20, 2009, the record date for the Special Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted.  The Trustees will be responsible for voting such shares either in person or by proxy.

Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of the common stock of the Corporation which are allocated to your Plan account as of January 20, 2009.  PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

In accordance with Article IX of the Plan, if you fail to direct the Trustees how to vote the shares allocated to your Plan Account by returning the enclosed Voting Instruction Card prior to the Annual Meeting, those shares will be voted in accordance with the direction of the Plan Administrative Committee.

January 23, 2008	Andrew Samuel, Trustee
Mark Merrill, Trustee
Joseph Bertotto, Trustee

GRAYSTONE FINANCIAL CORP.

EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION CARD FOR

SPECIAL MEETING OF SHAREHOLDERS OF GRAYSTONE FINANCIAL CORP.

FEBRUARY 24, 2009

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of Graystone Financial Corp. allocated to the undersigned’s Plan account.  If this Voting Instruction Card is signed and returned but no directions are given with respect to the proposals, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustees to vote the undersigned’s Plan shares “FOR” each of the proposals set forth herein.

1.             Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2008 by and between Tower Bancorp, Inc. (“Tower”) and Graystone Financial Corp. (the “Corporation”) which provides, among other things, for the merger of the Corporation with and into Tower, and the conversion of each share of Corporation common stock immediately outstanding prior to the merger into 0.42 shares of Tower’s common stock, all as more fully described in the joint proxy statement/prospectus, and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.             Proposal to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Graystone time to solicit additional votes in favor of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             To transact such other business as may properly come before the meeting.

☐            PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

The Trustees shall vote the undersigned’s Plan shares in their discretion on such other matters as may properly come before the Annual Meeting.

The undersigned’s voting instructions shall apply to the Special Meeting of Shareholders of Graystone Financial Corp. scheduled to be held on February 24, 2009 and any postponements or adjournments thereof.  The Trustees may vote in person or by proxy.

The undersigned hereby acknowledges receipt of the Proxy Statement dated January 21, 2009.

Dated , 2009
(Please date)

(Signature)

Please sign EXACTLY as your name appears at the left and return in the enclosed envelope to Carl D. Lundblad, Secretary, Graystone Financial Corp.

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.